SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☒    Filed by the Registrant

☐    Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MainStreet BankShares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(Amended by Sec Act Rel No. 7331; Exch Act Rel No. 37692, eff. (10/7/96.)

MAINSTREET BANKSHARES, INC.

730 East Church Street, Suite #12

P. O. Box 1224

Martinsville, Virginia 24114-1224

Phone (276) 632-8054

Fax (276) 632-8043

Dear Shareholders:

The Directors of MainStreet BankShares, Inc. invite you to attend our 2004 Annual Meeting of Shareholders to be held at the Gereau Center at 150 Technology Drive, Rocky Mount, Virginia on Thursday, April 15, 2004 at 2:00 p.m.

The attached Notice of 2004 Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. At the Meeting, Shareholders will vote to elect four directors of MainStreet BankShares, Inc. and vote to approve the 2004 Key Employee Stock Option Plan.

Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the enclosed proxy. A postage-paid envelope is enclosed for your convenience. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of MainStreet BankShares, Inc. appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

C. R. McCullar
President and Chief Executive Officer

Martinsville, Virginia

March 12, 2004

MAINSTREET BANKSHARES, INC.

730 East Church Street, Suite #12

P. O. Box 1224

Martinsville, Virginia 24114-1224

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock of MainStreet BankShares, Inc. will be held on Thursday, April 15, 2004, at 2:00 p.m., at the Gereau Center at 150 Technology Drive, Rocky Mount, Virginia, for the following purposes:

1.	Election of Directors

To elect: four (4) members of Class C directors to serve until the 2007 Annual Meeting of shareholders, or in the case of each director, until his or her successor is duly elected and qualifies;

2.	Approval of 2004 Key Employee Stock Option Plan

3.	Other Business

To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 29, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

C. R. McCullar
President and Chief Executive Officer

Martinsville, Virginia

March 12, 2004

MAINSTREET BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 15, 2004

GENERAL INFORMATION

This proxy statement is furnished to holders of Common Stock of MainStreet BankShares, Inc. (“BankShares”) in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2004 Annual Meeting of shareholders of BankShares to be held at the Gereau Center at 150 Technology Drive, Rocky Mount, Virginia, on Thursday, April 15, 2004, at 2:00 p.m., and at any adjournment thereof. The principal executive offices of BankShares are located at 730 East Church Street, Suite #12, P. O. Box 1224, Martinsville, Virginia 24114-1224. The approximate mailing date of this Proxy Statement, the accompanying proxy and the Annual Report to Shareholders (which is not part of BankShares’ soliciting materials) is March 12, 2004.

The cost of solicitation of proxies will be borne by BankShares. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of BankShares’ stock held in their names. Solicitations will be made only by use of the mail, except that if necessary, officers, directors and employees of BankShares may without additional compensation solicit proxies by telephone or personal contact.

VOTING OF PROXIES

The proxy solicited hereby, if properly signed and returned to BankShares and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no choice is specified and/or no contrary instructions are given on an executed and returned proxy, the proxy will be voted in favor of the nominees listed in Item 1 of the proxy, in favor of the 2004 Key Employee Stock Option Plan listed in Item 2 and in the discretion of the proxies on any other matter which may properly come before the Meeting and all adjournments or postponements of the Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Corporate Secretary of BankShares (Corporate Secretary, MainStreet BankShares, Inc., P. O. Box 1224, Martinsville, Virginia 24114-1224); (ii) submitting a duly executed proxy bearing a later date with the Corporate Secretary of BankShares; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Presence at the Annual Meeting does not of itself revoke the proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and at any adjournment thereof and will not be used for any other meeting.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on February 29, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of February 29, 2004, BankShares had 1,372,780 shares of Common Stock outstanding (not including 75,833 unexercised warrants and 60,000 unexercised stock options). A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote at the Annual Meeting. For the purpose of determining the presence of a quorum, shares represented on any matter will be counted as present and represented on all matters to be acted upon, including any matter with respect to which the holder of such shares abstains from voting (“abstentions”). Broker non-votes (in which brokers do not vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the Meeting, and will not be included in determining whether a quorum is present.

Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Abstentions and broker non-votes will not be counted toward a nominee’s achievement of a plurality.

2004 Key Employee Stock Option Plan. The 2004 Key Employee Stock Option Plan must be approved by a majority of the shares represented in person or by proxy at the Annual Meeting. “See below “Other Matters” for explanation of majority of shares”.

Other Matters. Approval of any other matter that properly comes before the Meeting will require the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on the particular matter. In tabulating votes cast on any such other matter, abstentions will be considered votes cast, and accordingly will have the same effect as a negative vote. Broker non-votes, on the other hand, will not be counted as shares entitled to be voted on the particular matter, and therefore will have no impact on the outcome of the vote.

ITEM 1 – ELECTION OF DIRECTORS

BankShares’ Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class C directors expires at this 2004 Annual Meeting. The terms of office of the Class A and Class B directors will expire in 2005 and 2006, respectively.

At the Annual Meeting, four (4) Directors are to be elected to hold office. If elected, Charles L. Dalton, John M. Deekens, Danny M. Perdue and Milford A. Weaver shall become the members of Class C and shall hold office until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualify. It is the intention of the named proxies, unless otherwise directed, to vote in favor of the election of the four (4) nominees for director named in this paragraph for the terms set out herein.

It is the intention of the current Board of Directors of BankShares, which includes all of the nominees for directorships, to vote for the election of the four (4) nominees for director named in the preceding paragraph for the terms set out therein.

Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, and for the directors who will continue in office after the Annual Meeting. All of the nominees for re-election as directors currently serve as directors of BankShares.

NOMINEES FOR DIRECTOR - CLASS C (TERM EXPIRES 2007)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Charles L. Dalton (40)	Vice President, General Manager and partial owner of Dalton Insurance Agency. Stuart, Virginia.	7/01

John M. Deekens (56)	Quality Improvement Manager for Hooker Furniture Corporation since 1999. Previously Plant Manger For Triwood, Inc. from 1994 to 1999. Stuart, Virginia.	7/01

NOMINEES FOR DIRECTOR - CLASS C (TERM EXPIRES 2007), cont.

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Danny M. Perdue (58)	Owner of the Franklin, Panda, 604, and Redwood Minute Markets, along with Perdue Properties, Inc. Rocky Mount, Virginia.	12/02

Milford A. Weaver (78)	Owner and co-founder of Virginia Blower Company (heating, ventilation and air conditioner contractor). Partial owner of Collinsville Land Corporation. Collinsville, Virginia.	1/99

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES

LISTED ABOVE BE ELECTED AS DIRECTORS OF BANKSHARES.

DIRECTORS CONTINUING IN OFFICE

DIRECTORS - CLASS A (TERM EXPIRES 2005)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Larry A. Heaton (46)

President, CEO and Director of Franklin Community Bank, N.A. Consultant to BankShares (October 2000 to September 2002). Senior Vice President/Regional Retail Banking Manager for BB&T (July 1999 to April 2000). Former President of the Bank of Ferrum (June 1991 to July 1999).

Collinsville, Virginia.

10/02

Morton W. Lester (70)	President of the Lester Corporation (Real estate investment and property management company). Vice President of Motor Imports, Inc. Martinsville, Virginia.	1/99

DIRECTORS - CLASS A (TERM EXPIRES 2005), cont.

Cecil R. McCullar (67)	President, CEO and Director of BankShares and Smith River Community Bank, N.A. Director of Franklin Community Bank, N.A. Former President and CEO of First American FSB from 1995 to 1998. Roanoke, Virginia.	1/99

Michael A. Turner (50)	Owner and President of Turner’s Building, Inc. from 1976 to present. Partner in T & J Property Associates from 1985 to present. Penhook, Virginia.	12/02

DIRECTORS - CLASS B (TERM EXPIRES 2006)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since

Jesse D. Cahill, Sr. (73)	President of Rocuda Finance, Inc., Rocuda Mortgage Company, Inc. and Rocuda Fast Cash (finance and mortgage company). He is also partial owner of Caho, Inc. Collinsville, Virginia.	1/99

Joseph F. Clark (41)	President and partial owner of Clark Brothers Company, Inc., Stuart, Virginia. Manager and partial owner of Highland Park, LLC, Fairview Group, LLC and CBC, LLC. Stuart, Virginia.	7/01

Roxann B. Dillon (70)	Principal shareholder of Dillon Insurance Agency, Bassett, Virginia.	1/99

Joe C. Philpott (72)	Retired Executive Vice President of Bassett Furniture Industries (furniture manufacturing). Bassett, Virginia.	1/99

DIRECTORS - CLASS B (TERM EXPIRES 2006), cont.

Joel R. Shepherd (40)	Owner and Manager of Virginia Home Furnishings, Inc., Blue Ridge Antique Center, Inc., 220 Self Storage, Inc., Shepherd Properties, LLC and Orient Bay, LLC. Roanoke, Virginia.	12/02

EXECUTIVE OFFICERS

Cecil R. McCullar, 67 – President, Chief Executive Officer and Director.

Cecil R. McCullar has worked for several banks. Prior to joining BankShares, he was the President and Chief Executive Officer of First American FSB, a $450 million thrift that was a wholly owned subsidiary of First American Corporation, from 1995 to 1998. He was President and Chief Executive Officer of Charter Federal Savings Bank, which was a $750 million thrift with 28 branches throughout southwest Virginia and Knoxville, Tennessee, from 1993 to 1995. Mr. McCullar is also President, Chief Executive Officer and Chairman of the Board of Smith River Community Bank, N.A. He is also a Director of Franklin Community Bank, N.A.

Brenda H. Smith, 44 – Executive Vice President, Chief Financial Officer and Corporate Secretary.

Brenda H. Smith joined BankShares in August 1999. From 1995 to 1999, she was Vice President, Corporate Controller and Assistant Secretary of MainStreet Financial Corporation, a $2 billion multi-bank holding company headquartered in Martinsville, Virginia. From 1988 to 1995, she was an Accounting Officer for Piedmont Trust Bank, a subsidiary of MainStreet Financial Corporation.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth as of February 29, 2004 certain information regarding those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who BankShares knows were the beneficial owners of 5% or more of the outstanding shares of BankShares’ Common Stock including vested warrants and options:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
Common Stock	TCF Financial Corporation, Inc. 200 East Lake Street Wayzata, MN 55391	135,945	9.0

Management

The following table sets forth as of February 29, 2004 the beneficial ownership of the BankShares’ Common Stock by all (1) directors, (2) named executive officers and (3) directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and investment power with respect to all shares beneficially owned by such person and the address of each shareholder is the same as the BankShares’ address.

Amount and Nature of Beneficial Ownership

Name	Sole Voting & Investment Power		Other (1)		Aggregate Total	Aggregate Percentage Owned

Jesse D. Cahill, Sr.	20,300	(2)	—		20,300	1.3

Joseph F. Clark	5,000		—		5,000.3

Charles L. Dalton	1,300		1,000	(3)	2,300.2

John M. Deekens	4,000		—		4,000.3

Roxann B. Dillon	12,500	(4)			12,500.8

Larry A. Heaton	12,000		—		12,000.8

Morton W. Lester	50,000	(2)	—		50,000	3.3

C. R. McCullar	25,000	(2)	30,000	(5)	55,000	3.6

Danny M. Perdue	9,525		100	(6)	9,625.6

Joe C. Philpott	6,500	(7)	—		6,500.4

Joel R. Shepherd	15,000		—		15,000	1.0

Michael A. Turner	10,000		10,500	(8)	20,500	1.4

Milford A. Weaver	8,000	(9)	573	(10)	8,573.6

Directors and Officers as a Group (13 persons)	179,125		42,173		221,298	14.7

(1)	Includes shares owned by relatives and in certain trust relationships, which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.
(2)	Includes 10,000 shares that may be acquired by organizing directors pursuant to warrants granted under BankShares Warrant Plan.
(3)	Includes 1,000 shares owned by Dalton & Associates, Inc., an insurance agency of which the director is a partial owner.
(4)	Includes 6,000 shares that may be acquired by organizing directors pursuant to warrants granted under BankShares Warrant Plan.
(5)	Includes 30,000 shares that may be acquired through an Employment Agreement for 30,000 Stock Options.
(6)	Includes 100 shares owned by his spouse.
(7)	Includes 2,500 shares that may be acquired by organizing directors pursuant to warrants granted under BankShares Warrant Plan.
(8)	Includes 10,000 shares owned by his spouse and 500 shares owned by his son living in the home.
(9)	Includes 4,000 shares that may be acquired by organizing directors pursuant to warrants granted under BankShares Warrant Plan.
(10)	Includes 573 shares owned by Virginia Blower Co., a heating/air condition company of which the director is a partial owner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that BankShares’ directors and executive officers, and persons who own more than 10% of a registered class of BankShares’ equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of BankShares. The same persons are also required by Securities and Exchange Commission regulation to furnish BankShares with copies of all Section 16(a) forms that they file. To BankShares’ knowledge, based solely on BankShares’ review of the copies of such reports furnished to it or written representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the BankShares’ officers, directors and more than 10% shareholders were complied with.

MEETINGS AND COMMITTEES

The Board of Directors held 12 meetings during 2003. In 2003, the Audit/Compliance Committee of the Board met 5 times, the Executive Committee met 2 times, the Human Resources Committee met 2 times, and the Investment/Asset Liability Committee met 0 times. During 2003, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which the director was on the Board and (ii) the total number of meetings held by all committees of the Board, with the exception of Michael A. Turner and Patricia H. Brammer. Ms. Brammer resigned from the board of directors effective February 3, 2004.

Committees of the Board

The Board of Directors has a standing Audit/Compliance Committee, Executive Committee, Human Resources Committee, and Investment/Asset Liability Committee.

BankShares does not have a standing Nominating Committee. Director selection and review is conducted by the entire Board of Directors. BankShares has no formal process for identifying director nominees. The Board does this on an as needed basis. We believe that this is adequate for a small community financial institution. BankShares is a relatively young corporation and the directors are among the original organizers of the two subsidiary banks, Smith River Community Bank, N.A. and Franklin Community Bank, N.A. Other than the organizers no new directors have been added. We believe the original directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors. As we grow, however, we may reconsider this and establish a nominating committee. The Board of Directors will consider Director nominees recommended by shareholders. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the interests of all shareholders and not merely those of any special interest group. Shareholders wishing to suggest candidate(s) for consideration at the 2005 Annual Meeting of Shareholders should submit their proposals in accordance with the timeframe and procedures set forth in the paragraph entitled “SUBMISSION OF SHAREHOLDER PROPOSALS” in this Proxy Statement.

Audit/Compliance Committee

The Audit/Compliance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities relating to BankShares’ corporate accounting and reporting practices and legal compliance. The Audit/Compliance Committee recommends to the Board of Directors for approval the firm to be employed as its independent accountants to audit BankShares’ consolidated financial statements; reviews and approves the scope, purpose and type of audit services to be performed by the internal and external auditors; reviews the activities and findings of the internal and external auditors to determine the effectiveness of the audit function; reviews procedures for ensuring compliance with BankShares’ policies on conflict of interest; and renders regular reports to the Board of Directors on its activities and findings. The Compliance division of this committee is responsible for ensuring that standards of ethical behavior and proper compliance programs are established and maintained throughout BankShares. The Audit/Compliance Committee also has the responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

The Audit/Compliance Committee consists of six members. The Board of Directors has determined that each of the six members is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.

The Audit/Compliance Committee consists of Jesse D. Cahill, Sr., Charles L. Dalton, John M. Deekens, Danny M. Perdue, Joe C. Philpott and Joel R. Shepherd (Chairman).

The Board has adopted for the Audit/Compliance Committee a written charter, which was amended in 2003 and included in Appendix A to this 2004 Proxy Statement.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

Executive Committee

The Executive Committee has all powers of the full Board not prohibited to it under the Virginia Stock Corporation Act and will be called to meet in the event of emergencies or when action of the Board of Directors is necessary between meetings and it is not possible or practicable to call a special meeting.

The Executive Committee consists of Jesse D. Cahill, Sr., Joseph F. Clark, Roxann B. Dillon, Larry A. Heaton, Morton W. Lester, C. R. McCullar (Chairman), Danny M. Perdue and Joe C. Philpott.

Human Resources Committee

The Human Resources Committee is responsible for overseeing the compensation structure of the BankShares. The Committee reviews the performance and establishes the compensation of the CEO and reviews and approves the performance review and compensation of BankShares’ executive officers upon recommendation of the CEO.

The Committee also administers the MainStreet BankShares, Inc. 2004 Key Employee Stock Option Plan. See “Approval of the 2004 Key Employee Stock Option Plan”.

The Human Resources Committee consists of Charles Laine Dalton (Chairman), Roxann B. Dillon, Joe C. Philpott, Milford A. Weaver and Michael A. Turner.

Investment/Asset Liability Committee

The Investment/Asset Liability Committee is responsible for overseeing the strategic planning process, assisting management with setting a strategic direction for BankShares, focusing the attention of the Board of Directors on long-range objectives, monitoring the operational and financial results of BankShares and assessing management’s achievement of BankShares’ long-range objectives.

An additional function of the Investment/Asset Liability Committee is the administration and formulation of BankShares asset/liability management policies. In the last fiscal year, the Board of Directors as a whole reviewed on a monthly basis BankShares’ interest sensitivity, including analysis of the duration of BankShares’ assets, liabilities and contingent liabilities as well as the mortgage pipeline and a calculation of the duration of its equity.

The Investment/Asset Liability Committee consists of Charles L. Dalton, Morton W. Lester, C. R. McCullar, Larry A. Heaton and Joel R. Shepherd.

COMPENSATION AND OTHER MATTERS

Compensation Of Directors

In 2003, Directors of BankShares who were not officers of BankShares received no annual retainer or fee for each BankShares meeting attended or reimbursement of any expenses for attending BankShares meetings.

Executive Compensation

(A)	Annual Compensation

SUMMARY COMPENSATION TABLE

The following table presents information relating to the annual compensation of the Chief Executive Officer for the fiscal years ended December 31, 2003, 2002 and 2001.

Name and Principal Position	Year	Salary
C. R. McCullar	2003	$124,476.26	(1)
President, Chief Executive Officer and Director of	2002	111,707,81	(1)
BankShares and Smith River Community Bank, N.A.	2001	98,144.30	(1)
Director of Franklin Community Bank, N.A.

(1)	Includes taxable insurance paid as compensation.

(B) Long Term Compensation – Stock Options

Mr. C. R. McCullar was granted 30,000 stock options as part of his employment agreement. The option to acquire the first 10,000 shares vested on July 24, 2001, the option to acquire the second 10,000 shares vested on July 24, 2002, and the option to acquire the third 10,000 shares vested on July 24, 2003.

Name	No. of Securities Underlying Unexercised Options at 12/31/03	Value of Unexercised In-the-Money Options At 12/31/03
C. R. McCullar
President and Chief Executive Officer
of BankShares and Smith River
Community Bank, N.A.	30,000	$15,000.00

Employment Agreement

BankShares has an employment agreement with C. R. McCullar that provides for his employment as President and Chief Executive Officer of BankShares and Smith River Community Bank, N.A. The Agreement has a rolling three-year term which can be stopped by either Mr. McCullar or BankShares by notice at least ninety (90) days before the designated anniversary date. The agreement provides Mr. McCullar with a base salary and certain standard medical and health insurance benefits while he is employed. If Mr. McCullar’s employment is terminated “without cause” while the agreement is in effect, he is entitled to be paid in a lump sum his base salary through the remaining term of the agreement. If Mr. McCullar’s employment is terminated with cause or if Mr. McCullar terminates his employment, he is entitled to receive his base salary through the date of termination. Also, after McCullar’s retirement, BankShares has agreed to retain McCullar in the capacity of consultant until his 70th birthday and to provide medical and health benefits.

McCullar was granted 30,000 stock options upon the opening of Smith River Community Bank, N.A. All such options were fully vested as of July 24, 2003. All options that have not already expired shall expire on the ten-year anniversary of the date of grant or July 24, 2010 if not exercised before then. In the event of McCullar’s death, any options held by him which were exercisable at the time of his death may be exercised by the person designated in his will or by his proper legal representative.

APPROVAL OF THE 2004 KEY EMPLOYEE STOCK OPTION PLAN

The Board of Directors recommends that shareholders approve the MainStreet BankShares, Inc. 2004 Key Employee Stock Option Plan (the “Plan”), adopted by the Board on January 21, 2004, subject to approval by BankShares’ shareholders. The 2004 Key Employee Stock Option Plan permits the grant of Non-Qualified Stock Options and, only if approved by vote of shareholders of BankShares, Incentive Stock Options (“ISOs”) to persons designated as “Key Employees” of BankShares or its subsidiaries.

The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract and retain the services of Key Employees upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

The Plan was effective as of January 21, 2004 and remains in effect, subject to the right of the Board of Directors to terminate the Plan, until January 21, 2009, at which time it terminates except with respect to awards made prior to and outstanding on that date which remain valid in accordance with their terms.

The Plan is administered by the Human Resources Committee (the “H.R. Committee”) of the Board. Among others, the Plan gives the H.R. Committee the following specific powers: (i) to determine the terms and conditions upon which the awards may be made and exercised; (ii) to determine all terms and provisions of each agreement pursuant to which an award is made; (iii) to construe and interpret the agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any award; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The H.R. Committee has the authority to select employees for awards under the Plan.

The maximum aggregate number of shares that may be issued pursuant to awards made under the Plan may not exceed 137,000. The issuance of shares in connection with the exercise of awards under the Plan reduces the number of shares available for future awards under the Plan. If any award under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the award, any shares subject to the award again becomes available for the grant of an award under the Plan. In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares or a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, corresponding adjustments will automatically be made in each of the following:

(a) the number of options for future awards;

(b) the number of shares covered by each outstanding option; or

(c) the exercise price of each outstanding option.

In the event of a declaration of an extraordinary dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a recapitalization, a spin-off or a similar occurrence, the H.R. Committee may make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing.

Persons eligible to participate in the Plan include all employees of BankShares, its subsidiaries and affiliates who, in the opinion of the Committee, are Key Employees. Key Employees may not include directors of the Company who are not employees of the Company. The H.R. Committee has complete discretion in determining the number of shares subject to Options granted to each participant, provided, however, that the aggregate fair market value (determined at the time the award is made) of shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422(a) of the Code and rules and regulation thereunder.

The Option Agreement must specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422(a) of the Code, or Non-Qualified Stock Option not intended to be within the provisions of Section 422(a) of the Code. ISO’s are required to meet certain conditions under the Internal Revenue Code. If the conditions are met, the recipient of the ISO receives generally favorable treatment from a taxation standpoint. The grant of the ISO is not taxable and the recipient is not taxed until the shares received on exercise of the ISO are sold. BankShares is not allowed a deduction for shares transferred to an employee pursuant to an ISO. On the other hand, the grant of nonqualified stock options requires BankShares to accrue a liability against earnings on the date of the grant for the fair market value of the shares. The spread (option price minus the value of the shares) upon the exercise of the nonqualified option is deductible by BankShares as a compensation expense and for the recipient the exercise of the option results in taxable income equal to the spread.

Under the Plan, the exercise price per share of stock covered by an Option (“Option Price”) is set by the Committee subject to the following limitations. The Option Price of an ISO may not be less than 100% of the fair market value of stock on the grant date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of BankShares, shall have an Option Price which is at least equal to 110% of the fair market value of the Stock. Each Option expires at such time as the H.R. Committee determines at the time of grant provided, however, that no ISO may be exercisable later than the tenth (10th) anniversary date of its Award Date.

Options granted under the Plan are exercisable at such times and are subject to such restrictions and conditions as the Committee determines, which need not be the same for all participants. No Option, however, may be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant.

The H.R. Committee, as constituted before a Change in Control, in its sole discretion may, as to any outstanding award, either at the time the award is made or any time thereafter, take any one or more of the following actions in respect to a change in control of BankShares: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that the award may be exercised or realized in full on or before a date initially fixed by the H.R. Committee; (ii) provide for the purchase or settlement of any such award by BankShares, upon a participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; or (iii) make such adjustment to any such award then outstanding as the H.R. Committee deems appropriate to reflect such change in control.

Except as expressly provided in or permitted by the Plan, a participant has no dividend rights, voting rights or other rights as a stockholder with respect to any shares covered by his or her award prior to the time when a stock certificate for such shares is issued or, if applicable, the time when he or she becomes entitled to receive such shares by filing any required notice of exercise and paying any required exercise price.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS

VOTE FOR THE 2004 KEY EMPLOYEE STOCK OPTION PLAN

The following table sets forth the benefits of the 2004 Key Stock Option Plan to be received by employees of BankShares:

Name and Position	Dollar Value	Number of Shares

Executive Officer Group	Non-determinable	60,000
Other employees	Non-determinable	9,000

The following table presents equity compensation plan information related to compensation plans under which equity securities of BankShares are authorized for issuance:

Plan Category	No. of Securities Remaining Available for Future Issuances of Stock Options
Equity compensation plans not approved by security holders	137,000

COMMITTEE REPORTS

Report of the Human Resources Committee

The following is a report from the Human Resources Committee describing the policies pursuant to which compensation was paid to executive officers of BankShares during 2003.

The Human Resources Committee is composed of five non-employee directors and has responsibility for reviewing the performance and establishing the compensation of the CEO, and reviewing and approving the performance review and compensation of the remaining BankShares’ executive officers upon recommendation of the CEO.

The Human Resources Committee of the Board of Directors fixed and approved the 2003 compensation paid to President and CEO Cecil R. McCullar. The Human Resources Committee of the Board of Directors approved the 2003 performance reviews and compensation paid to executive officer Brenda H. Smith upon the advice and recommendation of President and CEO Cecil R. McCullar.

Compensation Program Components: BankShares’ compensation programs have been established with the primary objectives of maintaining and providing a pay level and incentive opportunities that are competitive and reflect the performance of BankShares and its subsidiary banks. The primary component of year 2003 executive officer compensation was base salary.

Salary: The base salary parameters were established through comparisons with organizations of similar size and complexity to BankShares. Compensation levels were set with the objective of ensuring that executive officer base salaries when considered as a part of total compensation were adequate and competitive with the peer group of BankShares and its subsidiary banks, based on asset size.

Stock Options: As a long term incentive to BankShares’ CEO, Mr. McCullar was granted 30,000 stock options upon the opening of Smith River Community Bank, N.A. The option to acquire the first 10,000 shares vested on July 24, 2001, the option to acquire the second 10,000 shares vested on July 24, 2002, and the option to acquire the remaining 10,000 shares vested on July 24, 2003.

Submitted by the members of the Human Resources Committee:

Charles L. Dalton (Chairman)

Roxann B. Dillon

Joe C. Philpott

Michael A. Turner

Milford A. Weaver

Report of the Audit/Compliance Committee

The Audit/Compliance Committee’s Report to the shareholders, which follows, was approved and adopted by the Committee and by the Board of Directors on February 18, 2004.

The Audit/Compliance Committee has reviewed and discussed with management the audited financial statements. The Audit/Compliance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committee). In addition, the Audit/Compliance Committee had received from the independent auditors the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee) and discussed with them their independence from BankShares and its management.

Based on the reviews and discussions described above, the Audit/Compliance Committee recommended to the Board of Directors that the audited financial statements be included in BankShares’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be included, the Audit/Compliance Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

The auditing firm for BankShares from its inception through year-end December 31, 2003 was McLeod and Company located in Roanoke, Virginia. A representative from McLeod and Company is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to questions posed by the shareholders. The following fees were paid to McLeod and Company, for services provided to BankShares for the fiscal year ended December 31, 2003 and 2002:

	2003	2002
Audit fees	$65,542	$34,589
Audit-related fees	—	—
Tax fees	5,000	4,500
All other fees	17,959	16,909

Total fees	$88,501	$55,998

The Audit Fees were billed for the audit of BankShares’ financial statements and for the required quarterly reviews of those statements. During the year ended December 31, 2003, McLeod and Company did not render any professional services to BankShares in connection with audit-related fees. All Other Fees includes payment for services, such as internal audit services incurred in 2002, and for non-audit services. The Audit/Compliance Committee gave prior approval to the provision of the tax fees and non-audit services by McLeod and Company, and believes that the independent auditor’s provision of tax fees and non-audit services to BankShares is compatible with the maintenance of the auditor’s independence.

The Audit Committee of the Board of Directors met on December 17, 2003 and voted to change external auditors and elected Brown, Edwards & Company, L.L.P. as the external auditors for MainStreet BankShares, Inc. beginning with the 2004 reportable year. The change in auditors was based on competitive factors. An engagement letter was signed by MainStreet with Brown, Edwards & Company, L.L.P. on March 5, 2004. Our previous accountants, McLeod and Company, continue to be the external auditors for the year-ended December 31, 2003. McLeod and Company’s reports on the financial statements of MainStreet BankShares, Inc. have never had an adverse opinion or disclaimer of opinion, or were ever modified as to uncertainty, audit scope, or accounting principles. There have never been any disagreements with McLeod and Company regarding accounting and financial reporting matters. MainStreet has had no consultations to date with Brown, Edwards & Company, L.L.P. concerning any accounting matters or disclosures.

We are a relatively small and young corporation located outside of a major metropolitan area. We have not been able to attract a director who qualifies as a “financial expert” (as defined by the Sarbanes-Oxley Act) on the Audit/Compliance Committee.

Submitted by the members of the Audit/Compliance Committee:

Joel R. Shepherd (Chairman)

Jesse D. Cahill, Sr.

Charles L. Dalton

John M. Deekens

Danny M. Perdue

Joe C. Philpott

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

BankShares’ Officers and Directors, and other corporations, business organizations, and persons with which some of BankShares’ Officers and Directors are associated, customarily have banking transactions with the Bank. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. None of such credits are classified as nonaccrual, past due, restructured or potential problem. All outstanding loans to Executive Officers and Directors and their associates are current as to principal and interest. As of December 31, 2003, loans to Directors, Executive Officers and their related interests totaled approximately $6,584,134.

BankShares is submitting for shareholder approval the 2004 Key Employee Stock Option Plan that will benefit Key Officers and Employees of BankShares as well as BankShares. The Human Resources Committee will have full authority to grant stock options to officers and employees. The purpose of the Plan is to promote the success of BankShares by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of BankShares and with growth in shareholder value. The Plan is designed to provide flexibility to BankShares in its ability to motivate, attract and retain the services of Key Employees upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

In the Compensation and Other Matters section of this proxy, Chief Executive Officer, C. R. McCullar’s employment contract and stock options are discussed. BankShares has also entered into an employment contract with its Executive Vice President and Chief Financial Officer, Brenda H. Smith. This agreement also has a three-year term and is automatically extended by one year if not terminated at least 90 days prior to each anniversary.

CODE OF ETHICS

BankShares has adopted a Code of Ethics for all of its employees including its Chief Executive Officer and its Chief Accounting Officer. There have been no violations of the Code of Ethics.

SUBMISSION OF SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in BankShares Proxy Statement and Form of Proxy for 2005 Annual Meeting

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders of BankShares must be received by BankShares not later than November 17, 2004 and comply with all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, in order to be included in the proxy statement and form of proxy relating to such Annual Meeting. Such proposals, including shareholder nominations of candidates for election as BankShares directors, should be sent to the Corporate Secretary at BankShares’ principal office at P. O. Box 1224, Martinsville, Virginia 24114-1224 by certified mail, return receipt requested. Any proposal that is received by BankShares after November 17, 2004, will be considered untimely for inclusion in the proxy statement and form of proxy for the 2005 Annual Meeting.

Submission of Other Shareholder Proposals

BankShares’ Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting, a shareholder must give timely notice in writing to the President of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of BankShares not less than sixty days nor more than ninety days prior to the meeting; provided, however, in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy days in advance of an annual meeting of shareholders if the annual meeting is called on the third Thursday of April of the year (or if such date falls on a legal holiday, the next business day) without regard to when public disclosure thereof is made. Notice of actions to be brought before a meeting shall set forth, as to each matter the shareholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; and as to the shareholder giving the notice, (i) the name and address, as they appear on BankShares’ books, of such shareholder, (ii) the classes and number of shares of BankShares’ which are owned of record and beneficially by such shareholder, and (iii) any material interest of such shareholder in such business other than his interest as a shareholder of BankShares.

2003 ANNUAL REPORT

BankShares’ 2003 Annual Report, which includes audited consolidated balance sheets as of December 31, 2003 and December 31, 2002, consolidated statements of loss, shareholders’ equity and cash flows for the years ending December 31, 2003 and December 31, 2002 along with the related footnotes is being mailed with this Proxy Statement to shareholders of record as of the close of business on February 29, 2004.

OTHER BUSINESS

The Board of Directors does not know of any matters which may be presented for consideration at the Meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event that any other matters are properly presented for action at the Meeting or any adjournment thereof, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Shareholders are urged to complete, sign, date and return promptly the enclosed proxy. Your prompt response and cooperation is appreciated.

By Order of the Board of Directors

C. R. McCullar
President and CEO

Dated: March 12, 2004

Appendix A

MAINSTREET BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MainStreet BankShares, Inc. (the “Company” or “BankShares”) to assist the Board in monitoring (1) the integrity of the financial reporting processes and internal controls of the Company and its subsidiaries, (2) the compliance by the Company and its subsidiaries with legal and regulatory requirements related to the production of timely and accurate financial statements, (3) the performance of the Company’s internal and independent auditors, and (4) the qualifications and independence of the Company’s independent auditor.

COMMITTEE COMPOSITION

The Committee shall have a minimum of three directors appointed by the Board. Membership is limited to outside directors, i.e., no management directors. Additional members of the Committee may be appointed at any time by action of the Board. Members of the Committee may be removed at any time with or without cause by action of the Board.

AUTHORITY

The Committee shall have the full and exclusive authority to take any actions necessary to discharge its duties under this Charter. The Committee may take any actions consistent with this Charter, the Company’s by-laws and Certificate of Incorporation as the Committee or the Board deems necessary or appropriate.

The Committee shall have the independent authority to retain legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for compensating the Company’s independent auditor and the internal audit function for issuing the audit reports and any advisors retained independently by the Committee.

The Committee may not delegate any of its responsibilities to the Company’s management.

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Committee shall:

1. Be directly responsible for the compensation and oversight of the Company’s independent auditor and the internal audit function (including resolution of disagreements between management, the independent auditor and the internal audit department regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s independent auditor shall report directly to the Committee.

2. Ensure that the Company’s auditor is and remains independent under all applicable rules and regulations.

3. Pre-approve audit services and permitted non-audit services to be performed by the Company’s independent auditor. The Committee may establish pre-approval policies and procedures. In the event the Committee pre-approves non-audit services by the Company’s independent auditor, or establishes pre-approval policies and procedures, it shall notify the Board immediately.

4. Report to the Board in time for inclusion in the annual proxy statement all categories of audit fees required under SEC rules, including audit fees, audit-related fees, tax fees and all other fees.

OVERSIGHT OF THE INTERNAL AUDIT FUNCTION

The Committee shall:

1. Be directly responsible for the oversight of the Company’s internal audit function (including resolution of disagreements between management, the independent auditor and the internal audit function regarding financial reporting). The internal audit function reports to the Committee.

2. Review with management the appointment, retention and replacement of the senior internal auditing executive or the outsourced internal auditing firm.

3. Review any significant reports to management prepared by the Company’s internal auditors and management’s responses.

OVERSIGHT OF FINANCIAL MATTERS AND REGULATORY COMPLIANCE

The Committee shall:

1. Assist the Board to ensure that management properly develops and adheres to a sound system of internal controls and that procedures are in place to objectively assess management’s practices and internal controls.

2. Ensure that outside auditors, through their own review, objectively assess the company’s financial reporting practices.

3. Make regular reports to the Board addressing the quality and integrity of the Company’s financial reporting processes, internal controls, accounting principles, regulatory compliance, the performance and independence of the independent auditors, and the performance of the Company’s internal audit function. Make regular reports to the subsidiary bank Presidents concerning significant internal audit reports.

4. Prepare the “audit committee report” required by the rules of the SEC to be included in the Company’s annual proxy statement.

5. Review with the Company’s counsel any legal matter that could have a significant impact on the preparation and accuracy of the Company’s financial statements.

6. Ensure that before filing financial statements with the Commission the independent auditor reports to the Committee, the Company’s CEO and CFO: (1) all critical accounting policies and practices used by the Company, (2) all alternative accounting treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and (3) other material written communications between the independent auditor and management.

7. Review the Company’s annual audited financial statements with management and the independent auditor to examine the effectiveness of the Company’s accounting and auditing principles and practices, disclosure controls and procedures, internal controls and disclosures made in management’s discussion and analysis. The Committee shall then recommend to the Board whether the audited financial statements should be included in the Company’s annual reports. The Committee shall also review the Company’s quarterly financial statements with management.

8. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should address:

a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or disagreements with management.

b. Any changes required in the planned scope of the internal audit.

c. The internal audit department responsibilities, budget and staffing.

9. Review the reports of the CEO and CFO (in connection with their required certifications) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

10. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

MANAGING THE AUDIT COMMITTEE

The Committee shall:

1. Review and reassess the adequacy of this Audit Committee Charter (the “Charter”) annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

2. Review and assess annually the efficiency and effectiveness of the Audit Committee’s performance.

MEETINGS

The Audit Committee shall meet at least quarterly, but as frequently as circumstances may require. Meetings of the Audit Committee may be held with or without notice at such time and place as may be designated from time to time in BankShares by the Committee (“Regular Meeting”). Meetings which are not Regular Meetings of the Committee may be called from time to time by the Committee chairman, if any, or by request from any Committee member and notice thereof shall be given to all members. Notice of meetings shall be provided in accordance with the applicable sections of the Company’s by-laws.

In addition, the Committee shall meet periodically with management, the senior internal auditing executive and the independent auditor in separate executive sessions.

ADMINISTRATION

The Committee shall keep regular minutes of its proceedings and make reports to the Board upon request. Unless the Board otherwise provides, the Committee may make, alter and repeal rules for the conduct of its business not inconsistent with the Company’s by-laws. In the absence of such rules the Committee shall conduct its business in the same manner as the Board conducts its business pursuant to the Company’s by-laws.

All Committee members are expected to allocate sufficient time in their schedules to fulfill their fiduciary duties to the Company. All Committee members are expected to participate in the committee meetings regularly, and in no event in fewer than 75% of such meetings annually. They are expected to be prepared for each meeting, by reviewing the BankShares materials, seeking such additional information and assistance as they determine to be helpful and adequately informing themselves of matters under the Committee’s consideration and otherwise to participate actively in the Committee’s deliberations.

The Committee shall not act through subcommittees but may appoint subcommittees to study and report to it on any matter.

MainStreet BankShares, Inc.

730 East Church Street, Suite #12

P. O. Box 1224

Martinsville, Virginia 24114-1224

This Proxy is solicited by the Board of Directors of MainStreet BankShares, Inc. for the 2004 Annual Meeting of Shareholders to be held on April 15, 2004.

The undersigned hereby appoints Brenda H. Smith and Judy H. McNeely, either of whom may act, with full power of substitution, as proxy to vote all of the shares of common stock of the Company held of record by the undersigned on February 29, 2004 at the Annual Meeting of the Company to be held on April 15, 2004 and at any adjournments thereof, as designated below:

1.	ELECTION OF Charles L. Dalton, John M. Deekens, Danny M. Perdue, and Milford A. Weaver as Directors to serve until the 2007 Annual Meeting of Shareholders.

☐	FOR all nominees above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees above

Instruction: To withhold authority for any individual nominee, write that nominee’s name on the space provided below.

2.	APPROVAL OF 2004 Key Employee Stock Option Plan as summarized in the 2004 Proxy.

☐	APPROVAL of 2004 Key Employee Stock Option Plan	☐	WITHHOLD APPROVAL of 2004 Key
Key Employee Stock Option Plan

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 and 2 on the reverse side and No. 3 above.

The undersigned hereby acknowledge receipt of the Notice and Proxy Statement dated March 12, 2004 with respect to the 2004 Annual Meeting.

(Signature of Shareholders) (Date)	(Signature of Shareholders) (Date)

NOTE: When signing as attorney, trustee, administrator, executive or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

Number of Shareholders Attending the Annual Meeting